Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ProtoKinetix, Inc., a Nevada corporation, (the “Company”) on Form 10-QSB for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. John Todd, President and Chief Executive Officer of the Company, along with the Board of Directors that are signatures below, certify the following pursuant to Section 18, U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dr. John Todd
Dr. John Todd
President, Chief Executive Officer and Member, ProtoKinetix Board of Directors

/s/ Charles Whittaker
Charles Whittaker
Member, ProtoKinetix Board of Directors

November 10, 2005